SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE HYPERION TOTAL RETURN FUND, INC.

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THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC.
Three World Financial Center, 200 Vesey Street, 10th Floor
New York, New York 10281-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 28, 2008
To the Stockholders:

The Annual Meeting of Stockholders of The Hyperion Brookfield Total Return Fund, Inc. (the “Fund”) will be held at Embassy Suites Hotel, 102 North End Avenue, New York, New York 10282, on Thursday, March 27, 2008, at 10:00 a.m., for the following purposes:

1. To elect directors (Proposal 1).

2. To transact any other business that may properly come before the meeting.

The close of business on Wednesday, January 16, 2008 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors,

Jonathan C. Tyras
Secretary

WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT THE STOCKHOLDERS’ EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	John B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC.
Three World Financial Center, 200 Vesey Street, 10th Floor
New York, New York 10281-1010

PROXY STATEMENT

This proxy statement is furnished in connection with a solicitation by the Board of Directors of The Hyperion Brookfield Total Return Fund, Inc. (the “Fund”) of proxies to be used at the Annual Meeting of Stockholders (the “Meeting”) of the Fund to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, New York 10282, at 10:00 a.m. on Thursday, March 27, 2008 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about January 28, 2008.

Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the re-election of two nominees for Class III Directors. The close of business on Wednesday, January 16, 2008, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. On the Record Date there were 30,853,700 shares outstanding.

For purposes of determining the presence of a quorum for transacting business related to Proposal 1 at the Meeting, executed proxies marked as abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present for quorum purposes but which have not been voted. Accordingly, abstentions and broker non-votes will have no effect on Proposal 1, for which the required vote is a plurality of the votes cast.

PROPOSAL 1: ELECTION OF DIRECTORS

The Fund’s Articles of Incorporation provide that the Fund’s Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the present Directors in each class expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 2009; Class II, 2010; and Class III, 2008. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to so vote) for the re-election of Mr. Lai and Mr. Salvatore, the Class III nominees. Each nominee has indicated that he will serve if elected, but if he should be unable to serve, the proxy or proxies will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

As described above, there are two nominees for election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the nominees currently proposed to serve on the Board of Directors.

Information Concerning Nominees and Directors

The following table provides information concerning each of the Directors and the nominees of the Board of Directors of the Fund. The nominees are listed first in the table under the Class III Disinterested Director nominee and Class III Interested Director nominee. The terms of the Class I and the Class II Directors do not expire this year. It is the Fund’s policy that Directors will retire from the Fund’s Board of Directors in the year in which a Director reaches age 75.

			Number of
			Portfolios in
	Position(s) Held with Fund	Principal Occupation(s)	Fund Complex
	and Term of Office and	During Past 5 Years and	Overseen by
Name, Address and Age	Length of Time Served	Other Directorships Held by Director	Director

Class III Disinterested Director Nominee to serve until 2011 Annual Meeting of Stockholders:
Louis P. Salvatore c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 61	Director, Chairman of the Audit Committee, Member of the Nominating and Compensation Committee Elected for Two Year Term/ Director since September 2005	Director of several investment companies advised by the Advisor or by its affiliates (2005-Present); Director of Crystal River Capital, Inc. (2005-Present); Director of Turner Corp. (2003-Present); Director of Jackson Hewitt Tax Services, Inc. (2004-Present); Employee of Arthur Andersen LLP (2002-Present); Partner of Arthur Andersen LLP (1977-2002)	4

Interested Director Class III Interested Director Nominee to serve until 2011 Annual Meeting of Stockholders:
Clifford E. Lai* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 54	Director, Member of the Executive Committee Elected for Three Year Term/ Director since December 2003	Managing Partner of Brookfield Asset Management, Inc. (2006-Present); Chairman (2005-Present), Chief Executive Officer (1998-2007), President (1998-2006) and Chief Investment Officer (1993-2002) of the Advisor; President, Chief Executive Officer and Director of Crystal River Capital, Inc. (2005-Present); President and Director of several investment companies advised by the Advisor or by its affiliates (1995-Present); and Co-Chairman (2003-2006) and Board of Managers (1995-2006) of Hyperion GMAC Capital Advisors, LLC (formerly Lend Lease Hyperion Capital, LLC).	4

*	Mr. Lai is an “interested person” as defined in the 1940 Act because of affiliations with Hyperion Brookfield Asset Management, Inc., the Fund’s Advisor. As a result of his service with the Advisor and certain affiliations with the Advisor as described below, the Fund considers Mr. Lai to be an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

			Number of
			Portfolios in
	Position(s) Held with Fund	Principal Occupation(s)	Fund Complex
	and Term of Office and	During Past 5 Years and	Overseen by
Name, Address and Age	Length of Time Served	Other Directorships Held by Director	Director

Class I Disinterested Directors to serve until 2009 Annual Meeting of Stockholders:
Robert F. Birch c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 72	Director, Member of the Audit Committee, Member of the Nominating and Compensation Committee, Member of the Executive Committee Elected for Three Year Term/ Director since December 1998	Director and/or Trustee of several investment companies advised by the Advisor or by its affiliates (1998-Present); President and Director of New America High Income Fund (1992-Present); Director of Brandywine Funds (3) (2001-Present).	4
Stuart A. McFarland c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 60	Director, Member of the Audit Committee, Member of the Nominating and Compensation Committee Elected for Three Year Term/ Director since April 2006	Director and/or Trustee of several investment companies advised by the Advisor or its affiliates (2006-Present); Director of Brandywine Funds (2003- Present); Director of New Castle Investment Corp. (2000-Present); Chairman and Chief Executive Officer of Federal City Bancorp, Inc. (2005-2007); Managing Partner of Federal City Capital Advisors (1997-Present).	4

Number of
Portfolios in
	Position(s) Held with Fund	Principal Occupation(s)	Fund Complex
	and Term of Office and	During Past 5 Years and	Overseen by
Name, Address and Age	Length of Time Served	Other Directorships Held by Director	Director

Disinterested Director Class II Disinterested Director to serve until 2010 Annual Meeting of Stockholders
Rodman L. Drake c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 65	Chairman Elected December 2003 Director, Member of the Audit Committee, Chairman of the Nominating and Compensation Committee Elected for Three Year Term/ Director since July 1989	Chairman (since 2003) and Director of several investment companies advised by the Advisor or by its affiliates (1989-Present); Director, and/or Lead Director of Crystal River Capital, Inc. (2005-Present); Director of Celgene Corporation (April 2006-Present); Director of Student Loan Corporation (2005-Present); Director of Apex Silver Corp (2007-Present); General Partner of Resource Capital II & III CIP L.P. (1998-2006); Co-founder of Baringo Capital LLC (2002-Present); Director of Jackson Hewitt Tax Services Inc. (2004-Present); Director of Animal Medical Center (2002-Present); Director and/or Lead Director of Parsons Brinckerhoff, Inc. (1995-Present); Trustee and Chairman of Excelsior Funds (1994-Present).	4

Officers of the Fund

The officers of the Fund are chosen each year at the first meeting of the Board of Directors of the Fund following the Annual Meeting of Stockholders, to hold office at the discretion of the Board of Directors until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected five officers of the Fund. Except where dates of service are noted, all officers listed below served as such throughout the 2007 fiscal year. An asterisk (*) indicates a person is an “interested person” as defined in the 1940 Act, because of affiliations with the Advisor. The following table sets forth information concerning each officer of the Fund who served during all or part of the last fiscal year of the Fund:

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Clifford E. Lai* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 54	President	Elected Annually Since April 1993	Please see “Information Concerning Nominees/Directors.”
John J. Feeney, Jr.* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 48	Vice President	Elected Annually Since July 2007**	Director (2002-Present), Chief Executive Officer (February 2007-Present), President (2006- Present) and Director of Marketing (1997-2006) of the Advisor; Vice President of several investment companies advised by the Advisor (July 2007-Present); Executive Vice President and Secretary of Crystal River Capital, Inc. (2005-2007).

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Thomas F. Doodian* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 48	Treasurer	Elected Annually Since February 1998	Managing Director of Brookfield Operations and Management Services, LLC (2007-Present); Managing Director, Chief Operating Officer (1998-2006) and Chief Financial Officer (2002-2006) of the Advisor (1995-2006); Treasurer of several investment companies advised by the Advisor (1996-Present); Treasurer of Hyperion GMAC Capital Advisors, LLC (formerly, Lend Lease Hyperion Capital Advisors, LLC) (1996-2006).
Jonathan C. Tyras* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 39	Secretary	Elected Annually Since November 2006	Director, General Counsel and Secretary (October 2006-Present) of the Advisor; Vice President, General Counsel and Secretary of Crystal River Capital, Inc. (November 2006-Present); Secretary of several investment companies advised by the Advisor (November 2006-Present); Attorney at Paul, Hastings, Janofsky & Walker LLP (1998- October 2006).

Term of Office and
	Position(s) Held	Length of Time	Principal Occupation(s)
Name, Address and Age	with Fund	Served	During Past 5 Years

Josielyne J. Pacifico* c/o Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 Age 35	Chief Compliance Officer (“CCO”)	Elected Annually Since August 2006	Director and CCO (September 2006-Present), Assistant General Counsel (July 2006-Present), Compliance Officer (July 2005-August 2006) of the Advisor; CCO of several investment companies advised by the Advisor (November 2006-Present); Assistant Secretary of Crystal River Capital (April 2007-Present); Compliance Manager of Marsh & McLennan Companies (2004-2005); Staff Attorney at the United States Securities and Exchange Commission (2001-2004).

*	Interested person as defined by the Investment Company Act of 1940 (the “1940 Act”) because of affiliations with Hyperion Brookfield Asset Management, Inc., the Fund’s Advisor.

**	John H. Dolan served as the Vice President of the Fund until July 2007.

Share Ownership

As of the Record Date, the Nominee, Directors and executive officers of the Fund solicited by this Proxy Statement beneficially owned individually and collectively as a group less than 1% of the outstanding shares of the Fund.

The following table sets forth the aggregate dollar range of equity securities owned by each Director of the Fund and of all funds overseen by each Director in the Fund Complex as of December 31, 2007. The Fund Complex is comprised of the Fund, The Hyperion Brookfield Strategic Mortgage Income Fund, Inc., Hyperion Brookfield Income Fund, Inc. and Hyperion Brookfield Collateralized Securities Fund, Inc. As of December 31, 2007, all Directors were in compliance with the Board’s policy regarding Directors’ minimum investment in the Fund Complex, calculated on a historical cost basis at the time of their investment. The cost of each Director’s investment in the Fund Complex may vary from the current dollar range of equity securities shown below, which is calculated on a market value basis as of December 31, 2007. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Aggregate Dollar
Range of Equity
Securities in All
Funds Overseen by
	Dollar Range of	Director in Family
	Equity Securities	of Investment
Name of Nominee/Directors	in the Fund	Companies

Disinterested Director Nominee
Louis P. Salvatore	$10,001-$50,000	Over $100,000
Interested Director Nominee
Clifford E. Lai	$10,001-$50,000	Over $100,000
Disinterested Directors
Robert F. Birch	$50,001-$100,000	$50,001-$100,000
Rodman L. Drake	$50,001-$100,000	$50,001-$100,000
Stuart A. McFarland	$10,001-$50,000	$10,001-$50,000

Compensation of Directors and Executive Officers

No remuneration was paid by the Fund to persons who were directors, officers or employees of the Advisor or any affiliate thereof for their services as Directors or officers of the Fund. Each Director of the Fund, other than those who are officers or employees of the Advisor or any affiliate thereof, is entitled to receive a fee of $18,000 per year plus $5,000 for the Chairman of the Board and $2,500 for the Chairman of the Audit Committee. The following table sets forth information concerning the compensation received by Directors for the fiscal year ended November 30, 2007.

	Directors’
	Aggregate	Total Directors’ Compensation
	Compensation	from the Fund and the Fund
	from the Fund	Complex

Robert F. Birch	$18,000	$60,000
Rodman L. Drake	$23,000	$70,000
Louis P. Salvatore	$20,500	$65,000
Stuart A. McFarland	$18,000	$60,000

Standing Committees and Board Meetings

The Fund has a standing Audit Committee which was established pursuant to Section 38(a)(58)(A) of the Securities Exchange Act of 1934 and presently consists of Messrs. Salvatore, Birch, Drake and McFarland, all of whom are members of the Board of Directors and are currently not “interested persons” (as that term is defined in Section 2(a)(19) of the 1940 Act) (“Disinterested Directors”) of the Fund. All Committee members are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. The principal functions of the Fund’s Audit Committee are to select the Fund’s accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Board of Directors has adopted a written charter for the Audit Committee. The report of the Audit Committee is presented below. During the last fiscal year of the Fund, the full Board of Directors met four times, and the Audit Committee met three times. All of the members of the Audit Committee attended all of the Audit Committee meetings. All of the Directors attended at least 75% of the aggregate of the Board meetings and the Committee meetings.

The Fund has a Nominating and Compensation Committee. The Nominating and Compensation Committee presently consists of Messrs. Drake, McFarland, Salvatore, and Birch. The Committee members are Disinterested Directors. All Committee members are independent as independence is defined in the New York Stock Exchange, Inc.’s listing standards. The Nominating and Compensation Committee met once during the last fiscal year of the Fund. The function of the Nominating and
Compensation Committee is to recommend candidates for election to the Board as Disinterested Directors. The Nominating and Compensation Committee evaluates each candidate’s qualifications for Board membership and their independence from the Fund’s managers and other principal service providers.

The Nominating and Compensation Committee will consider nominees recommended by stockholders, who, separately or as a group, own at least one percent of the Fund’s shares. The minimum requirements for proposed nominees include the following:

1.	With respect to nominations for Disinterested Directors, nominees shall be independent of the Fund’s investment adviser and other principal service providers. The Nominating and Compensation Committee shall also consider the effect of any relationship beyond those delineated in the 1940 Act that might impair independence, such as business, financial or family relationships with the investment adviser or its affiliates.

2.	Disinterested Director nominees must qualify for service on the Fund’s Audit Committee under the rules of the New York Stock Exchange (including financial literacy requirements) or of another applicable securities exchange.

3.	With respect to all Directors, a proposed nominee must qualify under all applicable laws and regulations.

4.	The proposed nominee must agree to purchase the Fund’s shares if elected, consistent with the Fund’s current policy on Director share purchases.

5.	The Nominating and Compensation Committee may also require such other factors as it may determine to be relevant.

When identifying and evaluating prospective nominees, the Committee shall review all recommendations in the same manner, including those received by stockholders. The Committee shall first determine if the prospective nominee meets the minimum qualifications set forth above. Those proposed nominees meeting the minimum qualifications as set forth above will then be considered by the Committee with respect to any other qualifications deemed to be important by the Committee. Those nominees meeting the minimum and other qualifications and determined by the Committee as suitable shall be included on the Fund’s proxy card.

Stockholder recommendations should be addressed to the Nominating and Compensation Committee in care of the Secretary of the Fund and sent to Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. Stockholder recommendations should include biographical information, including business experience for the past nine years and a description of the qualifications of the proposed nominee, along with a statement from the nominee that he or she is willing to serve and meets the requirements to be a Disinterested Director, if applicable. The Nominating and Compensation Committee also determines the compensation paid to the Disinterested Directors. The Board of Directors has adopted a written charter for the Nominating and Compensation Committee and the charter is available on the Fund’s website at http://www.hyperionbrookfield.com.

The Fund has an Executive Committee. The Executive Committee presently consists of Messrs. Lai and Birch. The function of the Executive Committee is to take any action permitted by Maryland law when the full Board of Directors cannot meet. The Executive Committee did not need to meet during the last fiscal year of the Fund.

Stockholder Communications with Board of Directors and Board Attendance at Annual Meetings

The Fund’s Board of Directors provides a process for stockholders to send communications to the Board of Directors. Any stockholder who wishes to send a communication to the Board of Directors of the Fund should send the communication to the attention of the Fund’s Secretary at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. If a stockholder wishes to send a communication directly to an individual Director or to a Committee of the Fund’s Board of Directors, then the communication should be specifically addressed to such individual Director or Committee and sent in care of the Fund’s Secretary at the same address. All communications will be immediately forwarded to the appropriate individual(s).

The Fund’s policy with respect to Directors’ attendance at annual meetings is to encourage such attendance. There were 3 Directors who attended last year’s meeting.

Audit Committee Report

On January 24, 2008, the Audit Committee reviewed and discussed with management the Fund’s audited financial statements as of and for the fiscal year ended November 30, 2007. The Audit Committee discussed with Briggs, Bunting & Dougherty, LLP (“BBD”) the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from BBD required by Independence Standard No. 1, Independence Discussion with Audit Committees, as amended, by the Independence Standards Board, and have discussed with BBD, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Fund’s Annual Report to stockholders required by Section 30(e) of the 1940 Act and Rule 30d-1 thereunder for the fiscal year ended November 30, 2007.

Louis P. Salvatore — Audit Committee Chairman
Robert F. Birch — Audit Committee Member
Rodman L. Drake — Audit Committee Member
Stuart A. McFarland — Audit Committee Member

Required Vote

Election of the listed nominees for Director requires the affirmative vote of the holders of a majority of the shares of common stock of the Fund present or represented by proxy at the Annual Meeting. The Board of Directors recommends a vote “For” approval of the election of the Nominees to the Board of Directors.

GENERAL INFORMATION

MANAGEMENT AND SERVICE PROVIDERS

The Advisor

The Fund has entered into an Investment Advisory Agreement with the Advisor. The Advisor, a wholly owned subsidiary of Brookfield Asset Management Inc., is a Delaware corporation organized in February 1989 and a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. Subject to the authority of the Board of Directors, the Advisor is responsible for the overall management of the Fund’s business affairs. As of November 30, 2007, the Advisor and its affiliate had approximately $22 billion in assets under management. The Advisor’s clients include pensions, foundations and endowments, insurance companies, real estate investment trusts and closed-end mutual funds. In its investment process, the Advisor focuses on relative value opportunities, particularly in the mortgage-backed securities (“MBS”) and asset-backed securities (“ABS”) markets.

Mr. Clifford E. Lai, the President and a Director of the Fund, is the Chairman of the Board of the Advisor, and may be entitled, in addition to receiving a salary from the Advisor, to receive a bonus based upon a portion of the Advisor’s profits. Mr. John J. Feeney, Jr., the Vice President of the Fund, is a Director and the President and Chief

Executive Officer of the Advisor. Mr. Thomas F. Doodian, the Treasurer of the Fund, is also a Managing Director, and the Chief Operating Officer and Chief Financial Officer of Brookfield Operations and Management Services, LLC, an affiliate of the Advisor. Mr. Jonathan C. Tyras, the Secretary of the Fund, and Ms. Josielyne K. Pacifico, the CCO of the Fund, are also employees of the Advisor.

The Advisor provides advisory services to several other registered investment companies, all of which invest in MBS. Its management includes several individuals with extensive experience in creating, evaluating and investing in MBS, derivative MBS and ABS, and in using hedging techniques. As of July 13, 2007, Michelle Russell-Dowe is responsible for the day to day management of the Fund’s portfolio. Ms. Russell-Dowe is a Managing Director of the Advisor and a Senior Portfolio Manager with over 14 years of industry experience. She joined the Advisor in 1999, and as head of the RMBS and ABS investment team, Ms. Russell-Dowe is responsible for the Advisor’s RMBS and ABS exposures and the establishment of RMBS and ABS portfolio objectives and strategies. Investment advisory fees paid by the Fund to the Advisor during the last fiscal year of the Fund totalled $1,745,794.

In addition to acting as advisor to the Fund, the Advisor acts as investment advisor to the following other investment companies at the indicated annual compensation.

	Investment Advisory	Approximate Net Assets
Name of Fund	Management Fees	at November 30, 2007

The Hyperion Brookfield Strategic Mortgage Income Fund, Inc.	0.65% of its average weekly net assets	$113,631,000.00
Hyperion Brookfield Income Fund, Inc.	0.50% of its average weekly net assets	$167,624,000.00
Hyperion Brookfield Collateralized Securities Fund, Inc.	0.41% of its average weekly net assets	$599,921,000.00

The Administrator

The Fund has entered into an Administration Agreement with Hyperion Brookfield Asset Management, Inc. (the “Administrator”). The Administrator is located at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. The Administrator has entered into a sub-administration agreement with State Street Bank and Trust Company (the “Sub-Administrator”). The Administrator and Sub-Administrator perform administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Fund with administrative office facilities. For these services, the Fund pays a monthly fee at an annual rate of 0.20% of its average weekly assets. For the twelve month period ended November 30, 2007, the Administrator earned $537,167 in administration fees. The Administrator is responsible for any fees due to the Sub-Administrator, except Form NQ filing fees. In addition, the Administrator has entered into Administration Agreements with three other investment companies, with the following fee structure:

Name	Administration Fee

The Hyperion Brookfield Strategic Mortgage Income Fund, Inc.	A monthly fee paid at an annual rate of 0.20% of its average weekly net assets
Hyperion Brookfield Income Fund, Inc.	A monthly fee paid at an annual rate of 0.15% of its average weekly net assets
Hyperion Brookfield Collateralized Securities Fund, Inc.	Included in Management Fee

Brokerage Commissions

The Fund paid an aggregate of $9,218 in brokerage commissions, including future commissions, on its securities purchases during its last fiscal year, all of which were paid to entities that are not affiliated with the Fund or the Advisor. The Fund does not participate and does not in the future intend to participate in soft dollar or directed brokerage arrangements.

The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Investment Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Fund, the Advisor will consider all factors deemed relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operation facilities and the firm’s risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

The Fund’s Auditor

It is expected that at a meeting to be held on March 27, 2008, the Audit Committee will unanimously recommend the selection of and the Directors will unanimously approve such selection of BBD as the Fund’s independent registered public accounting firm for the current fiscal year ending November 30, 2008. A representative of BBD will be present at the Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement, if he or she chooses to do so.

The following table presents fees billed by BBD for the fiscal year ended November 30, 2007 and fees billed by BBD and PriceWaterhouseCoopers LLP (“PwC”) for the fiscal year ended November 30, 2006.

	BBD 2007	BBD 2006	PwC 2006

Audit fees	$55,000	$62,000	$3,533
Audit-related fees[1]	$0	$0	$100
Tax fees[2]	$7,000	$6,935	$0
All other fees	$0	$0	$0

(1)	Audit-related fees consist of administrative costs related to completion of the audit.

(2)	Tax fees consist of fees for review of tax returns and tax distribution requirements.

The Board of Trustees has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Exhibit 1 (the “Charter”). The Audit Committee reviews the Charter at least annually and may recommend changes to the Board. Each member of the Audit Committee is independent as independence is defined in the listing standards of the New York Stock Exchange.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Fund’s officers and Directors and persons who own more than ten percent of a registered class of the Fund’s equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by the Fund and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Fund believes that, during the fiscal year ended November 30, 2007, all filing requirements applicable to the Fund’s officers, Directors, and greater than ten-percent beneficial owners were complied with.

FUND SHARES OWNED BY CERTAIN BENEFICIAL OWNERS

As of the Record Date to the best of the Fund’s knowledge, no person owned beneficially more than five percent of the Fund’s outstanding shares.

OTHER BUSINESS

The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

All proposals by stockholders of the Fund that are intended to be presented at the Fund’s next Annual Meeting of Stockholders to be held in 2009 must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than November 1, 2008.

EXPENSES OF PROXY SOLICITATION

The cost of preparing, mailing, and assembling material in connection with this solicitation of proxies will be borne by Fund. In addition to the use of the mail, proxies may be solicited personally by regular employees of the Fund, the Advisor or the Altman Group, paid solicitor for the Fund, or by telephone or telegraph. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

January 28, 2008

PROXY
THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC.
THIS PROXY SOLICITED ON BEHALF OF THE DIRECTORS
The undersigned hereby appoints JONATHAN C. TYRAS and THOMAS F. DOODIAN each of them attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Hyperion Brookfield Total Return Fund, Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the Embassy Suites Hotel, 102 North End Avenue, New York, NY 10282, on Thursday, March 27, 2008 at 10:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any, and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.
(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF
THE HYPERION BROOKFIELD TOTAL RETURN FUND, INC.
March 27, 2008
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

1.	Election of Nominee of Class II Director

☐	FOR ALL NOMINEES	O	NOMINEE Louis P. Salvatore (Class III)
☐	WITHHOLD AUTHORITY FOR NOMINEE	O	Clifford E. Lai (Class III)
☐	FOR ALL EXCEPT
This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR the re-election of the Class III nominees as Director in Proposal 1. Please refer to the Proxy Statement for a discussion of the Proposal.
PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Please check if you plan on attending the meeting. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.